UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2013

First Colombia Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carrera 49 No. 51-11 Suite 402, Copacabana, Antioquia Colombia	__________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +57 (4) 461-6154

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

On February 1, 2013, First Colombia Gold Corp (“the Company”) agreed to issue 47,568,500 shares of its Class A Preferred Convertible Stock (“Class A Preferred”), in exchange for the settelement of debt of approximately $104,651 to both unrelated parties and certain officers and directors of the Company.  The Class A Preferred shares were issued at a price of $0.0022 per share.

The Company’s Chief Executive Officer,  Mr. Sutti-Kyser and its directors, Mr. Zapata and Sredl, received a total of 10,545,600 shares with a deemed market value of $23,200 to settle liabilities of approximately $23,200.

All of the above sales by the Company of its unregistered securities were made by the Company in reliance upon Section 4(2) and Regulation S of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities that received the unregistered securities were known to the Company and its management, through pre-existing business relationships, as long standing business associates. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases.  All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

The Class A Preferred Shares issued by the Company, rank senior to the Company’s common stock.  The Class A Preferred Shares have voting rights equal to that of the common stockholders and may vote on any matter that common shareholders may vote.  One Class A Preferred Shares is the voting equivalent of two common shares.

As a result, the holders of the Class Series A Preferred Shares have the ability to vote the equivalent of 95,137,000 shares of common stock.

The table bellows shows the ownership of our officers and directors and those holders of our Class A Preferred Convertible Shares with a voting percentage greater then 5%:

Name	Number of Shares of Common	Number of Shares of Preferred (1)	Total Number of Voting Shares	Percentage (2)
Officers & Directors:
Pierro Sutti-Keyser, Chief Executive Officer & Director	100,000	4,545,600	9,191,200	4.86%
Gilberto Zapata, Director	-0-	2,000,000	4,000,000	4.25%
Gordon Sredl, Director	-0-	4,000,000	8,000,000	4.23%
5% or Greater:
Brookville Enterprises	-0-	8,250,000	16,500,000	8.72%
Camilo Velasquez	200,000	6,000,000	12,200,000	6.45%
Nikolai Terry	-0-	8,000,000	16,000,000	8.46%
Nevada Mineralfields, Inc.	-0-	8,000,000	16,000,000	8.46%
TOTAL	300,000	40,795,600	81,891,200	43.31%

(1)	1 share of Class A Preferred Convertible Share is equal to the vote of 2 shares of common stock.

(2)
Based upon 93,917,330 shares of common stock issued and outstanding on February 6, 2013 and the Class A Preferred Convertible Shares having a voting equivalent of 95,137,000 shares of common stock for total voting shares of 189,054,330.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 6, 2013

First Colombia Gold Corp.

By:	/s/ Piero Sutti-Keyser
Name:	Piero Sutti-Keyser
Title:	Chief Executive Officer